Exhibit 99.1

Social Capital Hedosophia Holdings Corp. III to Trade on Nasdaq in Connection with its Proposed Business Combination with Clover Health

PALO ALTO, Calif. – December 14, 2020 – Social Capital Hedosophia Holdings Corp. III (NYSE: IPOC) (“SCH”, and after the Domestication as described below, “Clover Health”) today announced the pending transfer of the listing of its Class A ordinary shares, par value $0.0001 per share (the “SCH Class A ordinary shares”) and redeemable warrants (the “SCH warrants”) from the New York Stock Exchange (“NYSE”) to the Nasdaq Global Select Market (“Nasdaq”) related to its pending business combination with Clover Health Investments, Corp. (“Clover”).

Prior to the consummation of the business combination, SCH will domesticate as a Delaware corporation (the “Domestication”), and in connection with the business combination, SCH will change its name to “Clover Health Investments, Corp.” As part of the Domestication, (1) each of the then issued and outstanding SCH Class A ordinary shares, will convert automatically, on a one-for-one basis, into a share of Class A common stock, par value $0.0001 per share, of Clover Health (the “Clover Health Class A common stock”); (2) each of the then issued and outstanding SCH warrants will convert automatically into a redeemable warrant to acquire one share of Clover Health Class A common stock (the “Clover Health warrants”); and (3) each of the then issued and outstanding units of SCH that have not been previously separated into the underlying SCH Class A ordinary shares and underlying SCH warrants upon the request of the holder thereof (the “SCH units”) will be cancelled and will entitle the holder thereof to one share of Clover Health Class A common stock and one-third of one Clover Health warrant.

Trading is expected to begin on Nasdaq on January 8, 2021 under the new ticker symbol “CLOV” for the Clover Health Class A common stock and “CLOVW” for the Clover Health warrants. Until the Domestication and transfer is complete, the SCH ordinary shares, warrants and units will continue to trade under the ticker symbols “IPOC”, “IPOC.WS” and “IPOC.U”, respectively, on NYSE.

The last day of trading on the NYSE is expected to be on January 7, 2021, following the consummation of SCH’s pending transaction with Clover, which is currently expected to occur on January 7, 2021, subject to final shareholder approval at SCH’s extraordinary general meeting on January 6, 2021, and satisfaction of other customary closing conditions.

No action is required by existing SCH shareholders with respect to the ticker symbol or exchange listing change.

About Social Capital Hedosophia Holdings Corp. III

Social Capital Hedosophia Holdings Corp. III is a partnership between the investment firms of Social Capital and Hedosophia. Social Capital Hedosophia Holdings Corp. III unites technologists, entrepreneurs and technology-oriented investors around a shared vision of identifying and investing in innovative and agile technology companies. To learn more about Social Capital Hedosophia Holdings Corp. III, visit www.socialcapitalhedosophiaholdings.com.

Additional Information and Where to Find It

This press release relates to a proposed transaction between Clover and SCH. This press release does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed transaction, SCH has filed a registration statement on Form S-4 (as amended, the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) (File No. 333-249558), which includes a proxy statement/prospectus, that is both the proxy statement which has been distributed to SCH’s shareholders in connection with SCH’s solicitation of proxies for the vote by SCH’s shareholders with respect to the proposed transaction as described in the Registration Statement as well as the prospectus relating to the offer of the securities to be issued to SCH’s security holders in connection with SCH’s proposed domestication as a Delaware corporation in connection with the proposed transaction as described in the Registration Statement. SCH has mailed a definitive proxy statement/prospectus and other relevant documents to its shareholders of record as of November 17, 2020, the record date established for the extraordinary general meeting of stockholders relating to the business combination. SHAREHOLDERS AND OTHER SECURITY HOLDERS OF SCH ARE ADVISED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders are able to obtain free copies of the Registration Statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by SCH (when available) through the website maintained by the SEC at https://www.sec.gov.

The documents filed by SCH with the SEC also may be obtained free of charge at SCH’s website at http://www.socialcapitalhedosophiaholdings.com/docsc.html or upon written request to 317 University Ave, Suite 200, Palo Alto, California 94301.

Cautionary Statement Regarding Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between Clover and SCH, including statements regarding SCH’s and Clover’s expectations with respect to the listing of shares of the post-combination company on Nasdaq. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of SCH’s securities, (ii) the risk that the transaction may not be completed by SCH’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by SCH, (iii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the Agreement and Plan of Merger (as amended, the “Merger Agreement”), dated as of October 5, 2020, by and among SCH, Asclepius Merger Sub Inc. and Clover, by the shareholders of SCH, the satisfaction of the minimum trust account amount following redemptions by SCH’s public shareholders and the receipt of certain governmental and regulatory approvals, (iv) the lack of a third-party valuation in determining whether or not to pursue the transaction, (v) the inability to complete the PIPE investment in connection with the transaction, (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (vii) the effect of the announcement or pendency of the transaction on Clover’s business relationships, operating results and business generally, (viii) risks that the proposed transaction disrupts current plans and operations of Clover and potential difficulties in Clover employee retention as a result of the transaction, (ix) the outcome of any legal proceedings that may be instituted against Clover or against SCH related to the Merger Agreement or the transaction, (x) the ability to maintain the listing of SCH’s securities on a national securities exchange, (xi) the price of SCH’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which SCH plans to operate or Clover operates, variations in operating performance across competitors, changes in laws and regulations affecting SCH’s or Clover’s business and changes in the combined capital structure, (xii) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities, and (xiii) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the definitive proxy statement/prospectus discussed above and other documents filed by SCH from time to time with the U.S. Securities and Exchange Commission (the “SEC”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Clover and SCH assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Clover nor SCH gives any assurance that either Clover or SCH, or the combined company, will achieve its expectations.

Contacts

Clover Health:

Media

Andy Robinson

+1.718. 915.1519

press@cloverhealth.com

Investors

Whitney Kukulka

The Blueshirt Group

investors@cloverhealth.com

Social Capital Hedosophia Holdings Corp. III:

Media

Sara Evans / Kerry Golds

Finsbury

sara.evans@finsbury.com / kerry.golds@finsbury.com

+1.917.344.9279 / +1.646.957.2279

Jonathan Gasthalter / Carissa Felger

Gasthalter & Co.

SCH@gasthalter.com

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